Exhibit 2.1
Execution Version

SHARE
EXCHANGE AGREEMENT

by and among

Sunnyside Acres Mobile Estates
a Nevada corporation

and

Sino-Bon Entertainment Inc.
a British Virgin Islands company

and

the Shareholders of
Sino-Bon Entertainment Inc.

and

Max Time Enterprises Limited
a British Virgin Islands company

Dated as of May 7, 2010

Execution Version

SHARE EXCHANGE AGREEMENT

THIS SHARE  EXCHANGE AGREEMENT (hereinafter referred to as this “Agreement”) is entered into as of this 7th day of May, 2010, by and between Sunnyside Acres Mobile Estates, a Nevada corporation (hereinafter referred to as “Sunnyside”) and Sino-Bon Entertainment Inc., a British Virgin Islands company (hereinafter referred to as “Sino-Bon”), Max Time Limited, a British Virgin Islands company (“Max Time”),  and the shareholders of Sino-Bon (the “Sino-Bon  Shareholders”), upon the following premises:

Premises

WHEREAS, Sunnyside is a publicly traded corporation quoted on the Over-The-Counter Bulletin Board (the “OTCBB”);

WHEREAS, Sunnyside agrees to acquire up to 100% of the issued and outstanding shares of Sino-Bon from the Sino-Bon Shareholders in exchange for the issuance of certain shares of Sunnyside (the “Exchange”) and the Sino-Bon Shareholders agree to exchange their shares of Sino-Bon on the terms described herein. On the Closing Date (as defined in Section 4.05), Sino-Bon will become a wholly-owned subsidiary of Sunnyside;

WHEREAS, the boards of directors of Sunnyside and Sino-Bon have determined, subject to the terms and conditions set forth in this Agreement, that the transaction contemplated hereby is desirable and in the best interests of their stockholders, respectively.  This Agreement is being entered into for the purpose of setting forth the terms and conditions of the proposed acquisition.

Agreement

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, and intending to be legally bound hereby, it is hereby agreed as follows:

ARTICLE I
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF SINO-BON

As an inducement to, and to obtain the reliance of Sunnyside, except as set forth in the Sino-Bon Schedules (as hereinafter defined), Sino-Bon represents and warrants as of the Closing Date, as defined below, as follows:

Section 1.01   Incorporation.  Sino-Bon is a company duly incorporated, validly existing, and in good standing under the laws of the British Virgin Islands and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Sino-Bon Schedules are complete and correct copies of the memorandum of association and articles of association of Sino-Bon as in effect on the date hereof, as well as true and correct copies of the Certificate of Incorporation and the Business Registration Certificate.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Sino-Bon’s memorandum of association or articles of association.  Sino-Bon has taken all actions required by law, its memorandum of association and articles of association, or otherwise to authorize the execution and delivery of this Agreement.  Sino-Bon has full power, authority, and legal capacity and has taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated.

Section 1.02   Authorized Shares.  The number of shares which Sino-Bon is authorized to issue consists of 50,000 shares of a single class.  There are 50,000 shares currently issued and outstanding.  The issued and outstanding shares are validly issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person.

Section 1.03   Subsidiaries and Predecessor Corporations.   Except as set forth in the Sino-Bon Schedule 1.03, Sino-Bon does not have any subsidiaries, and does not own, beneficially or of record, any shares of or control any other corporation.  For purposes hereinafter, the term “Sino-Bon” also includes those subsidiaries set forth on the Sino-Bon Schedules.

Section 1.04   Financial Statements.

(a)   Included in the Sino-Bon Schedule 1.04 are (i) the audited balance sheets of Sino-Bon as of December 31, 2008 and December 31, 2009 and the related audited statements of operations, stockholders’ equity and cash flows for the fiscal years ended December 31, 2008 and December 31, 2009   together with the notes to such statements and the opinion of Acquavella, Chiarelli, Shuster, Berkower & Co., LLP, independent certified public accountants. All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Sino-Bon balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Sino-Bon.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Sino-Bon had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Sino-Bon, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles.

(b)   Sino-Bon has duly and punctually paid all governmental fees and taxation which it has become liable to pay and has duly allowed for all taxation reasonably foreseeable and is under no liability to pay any penalty or interest in connection with any claim for governmental fees or taxation and Sino-Bon has made any and all proper declarations and returns for taxation purposes and all information contained in such declarations and returns is true and complete and full provision or reserves have been made in its financial statements for all governmental fees and taxation.

(c)   The books and records, financial and otherwise, of Sino-Bon are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved.

(d)   All of Sino-Bon’s assets are reflected on its financial statements, and, except as set forth in the Sino-Bon Schedules or the financial statements of Sino-Bon or the notes thereto, Sino-Bon has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 1.05   Information.  The information concerning Sino-Bon set forth in this Agreement and in the Sino-Bon Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, Sino-Bon has fully disclosed in writing to Sunnyside (through this Agreement or the Sino-Bon Schedules) all information relating to matters involving Sino-Bon or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $500,000 liability, (ii) have led or may lead to a competitive disadvantage on the part of Sino-Bon or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Sino-Bon, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 1.06   Options or Warrants.  Except as set forth in the Sino-Bon Schedule 1.06, there are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Sino-Bon.

Section 1.07   Absence of Certain Changes or Events.  Since December 31, 2009:

(a)   There has not been any material adverse change in the business, operations, properties, assets, or condition (financial or otherwise) of Sino-Bon;

(b)   Sino-Bon has not (i) amended its memorandum of association or articles of association; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its shares; (iii) made any material change in its method of management, operation or accounting, (iv) entered into any other material transaction other than sales in the ordinary course of its business; or (v) made any increase in or adoption of any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees; and

(c)   Sino-Bon has not (i) granted or agreed to grant any options, warrants or other rights for its stocks, bonds or other corporate securities calling for the issuance thereof, (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except as disclosed herein and except liabilities incurred in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights or canceled, or agreed to cancel, any debts or claims; or (iv) issued, delivered, or agreed to issue or deliver any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock) except in connection with this Agreement.

Section 1.08   Litigation and Proceedings.  Except as disclosed on Schedule 1.08, there are no actions, suits, proceedings, or investigations pending or, to the knowledge of Sino-Bon after reasonable investigation, threatened by or against Sino-Bon or affecting Sino-Bon or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Sino-Bon does not have any knowledge of any material default on its part with respect to any judgment, order, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality or of any circumstances which, after reasonable investigation, would result in the discovery of such a default.

Section 1.09   Contracts.

(a)   All “material” contracts, agreements, franchises, license agreements, debt instruments or other commitments to which  Sino-Bon is a party or by which it or any of its assets, products, technology, or properties are bound other than those incurred in the ordinary course of business are set forth on the Sino-Bon Schedules.  A “material” contract, agreement, franchise, license agreement, debt instrument or commitment is one which (i) will remain in effect for more than six (6) months after the date of this Agreement or (ii) involves aggregate obligations of at least five thousand dollars ($5,000);

(b)   All contracts, agreements, franchises, license agreements, and other commitments to which Sino-Bon is a party or by which its properties are bound and which are material to the operations of Sino-Bon taken as a whole are valid and enforceable by Sino-Bon in all respects, except as limited by bankruptcy and insolvency laws and by other laws affecting the rights of creditors generally; and

(c)   Except as included or described in the Sino-Bon Schedule 1.09 or reflected in the most recent Sino-Bon balance sheet, Sino-Bon is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation; (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Sino-Bon.

Section 1.10   No Conflict With Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of any indenture, mortgage, deed of trust, or other material agreement, or instrument to which Sino-Bon is a party or to which any of its assets, properties or operations are subject.

Section 1.11   Compliance With Laws and Regulations.  To the best of its knowledge, Sino-Bon has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Sino-Bon or except to the extent that noncompliance would not result in the occurrence of any material liability for Sino-Bon.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 1.12   Approval of Agreement.  The Board of Directors of Sino-Bon has authorized the execution and delivery of this Agreement by Sino-Bon and has approved this Agreement and the transactions contemplated hereby, and will recommend to the Sino-Bon Shareholders that the Exchange be accepted.

Section 1.13   Sino-Bon Schedules.   Sino-Bon has delivered to Sunnyside the following schedules, which are collectively referred to as the “Sino-Bon Schedules” and which consist of separate schedules dated as of the date of execution of this Agreement, all certified by the chief executive officer of Sino-Bon as complete, true, and correct as of the date of this Agreement in all material respects:

(a)   a schedule containing complete and correct copies of the memorandum of association and articles of association of Sino-Bon in effect as of the date of this Agreement;

(b)   a schedule containing the financial statements of Sino-Bon identified in paragraph 1.04(a);

(c)   a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Sino-Bon since December 31, 2009, required to be provided pursuant to Section 1.07 hereof;

(d)   a schedule of any exceptions to the representations made herein; and

(e)   a schedule containing the other information requested herein.

Sino-Bon shall cause the Sino-Bon Schedules and the instruments and data delivered to Sunnyside hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 1.14   Valid Obligation.  This Agreement and all agreements and other documents executed by Sino-Bon in connection herewith constitute the valid and binding obligation of Sino-Bon, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 1.15   PRC Laws and Regulations. To the best of their knowledge, Sino-Bon is in compliance will all applicable British Virgin Island’s laws and regulations and each of Sino bon’s subsidiaries are in compliance with all applicable PRC laws and regulations (including but not limited to all laws and regulations governing the Special Administrative Region of Hong Kong and the People’s Republic of China). All material consents, approvals, authorizations or licenses requisite under PRC law for the due and proper establishment and operation of Sino-Bon’s subsidiaries doing business in the PRC have been duly obtained from the relevant PRC governmental authorities and are in full force and effect.

ARTICLE II
REPRESENTATIONS, COVENANTS, AND WARRANTIES OF MAX TIME

As an inducement to, and to obtain the reliance of Sino-Bon and the Sino-Bon Shareholders, except as set forth in the Sunnyside Schedules (as hereinafter defined), Max Time represents and warrants, as of the date hereof and as of the Closing Date, as follows:

Section 2.01   Organization.  Sunnyside is a corporation duly incorporated, validly existing, and in good standing under the laws of Nevada and has the corporate power and is duly authorized under all applicable laws, regulations, ordinances, and orders of public authorities to carry on its business in all material respects as it is now being conducted.  Included in the Sunnyside Schedules are complete and correct copies of the articles of incorporation and bylaws of Sunnyside (the “Articles”) as in effect on the date hereof. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate any provision of Sunnyside’s Articles.  Sunnyside has taken all action required by law, its Articles, or otherwise to authorize the execution and delivery of this Agreement, and Sunnyside has full power, authority, and legal right and has taken all action required by law, its Articles, or otherwise to consummate the transactions herein contemplated.

Section 2.02   Capitalization.

(a)    Sunnyside’s authorized capitalization consists of (a) 25,000,000 shares of common stock, par value $0.001 per share, of which 8,000,000 shares are issued and outstanding.   No shares of preferred stock are issued and outstanding.  All issued and outstanding shares are legally issued, fully paid, and non-assessable and not issued in violation of the preemptive or other rights of any person. As of the Closing Date, no shares of Sunnyside’s common stock were reserved for issuance upon the exercise of outstanding options to purchase the common shares; (iv) no common shares were reserved for issuance upon the exercise of outstanding warrants to purchase Sunnyside common shares; (v) no shares of preferred stock were reserved for issuance to any party; and (vi) no common shares were reserved for issuance upon the conversion of Sunnyside preferred stock or any outstanding convertible notes, debentures or securities.  All outstanding Sunnyside common shares have been issued and granted in compliance with (i) all applicable securities laws and (in all material respects) other applicable laws and regulations, and (ii) all requirements set forth in any applicable Contracts.

(b)    There are no equity securities, partnership interests or similar ownership interests of any class of any equity security of Sunnyside, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding.   Except as contemplated by this Agreement or as set forth in Schedule 2.02, there are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Sunnyside is a party or by which it is bound obligating Sunnyside to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of Sunnyside or obligating Sunnyside to grant, extend, accelerate the vesting of or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.  There is no plan or arrangement to issue Sunnyside common shares or preferred stock except as set forth in this Agreement.

Except as contemplated by this Agreement and except as set forth in Schedule 2.02 hereto, there are no registration rights, and there is no voting trust, proxy, rights plan, anti-takeover plan or other agreement or understanding to which Sunnyside is a party or by which it is bound with respect to any equity security of any class of Sunnyside, and there are no agreements to which Sunnyside is a party, or which Sunnyside has knowledge of, which conflict with this Agreement or the transactions contemplated herein or otherwise prohibit the consummation of the transactions contemplated hereunder.

Section 2.03   Subsidiaries and Predecessor Corporations.   Save as otherwise provided in Schedule 2.03 Sunnyside does not have any predecessor corporation(s), no subsidiaries, and does not own, beneficially or of record, any shares of any other corporation.

Section 2.04   Financial Statements.

(a)   Included in the Sunnyside Schedules are (i) the audited balance sheets of Sunnyside as of December 31, 2008 and December 31 2009 and the related audited statements of operations, stockholders’ equity and cash flows for December 31, 2008 and December 31, 2009, together with the notes to such statements and the opinion of Kyle L. Tingle, CPA, LLC, independent certified public accountants, with respect thereto;

(b)   All such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The Sunnyside balance sheets are true and accurate and present fairly as of their respective dates the financial condition of Sunnyside.  As of the date of such balance sheets, except as and to the extent reflected or reserved against therein, Sunnyside had no liabilities or obligations (absolute or contingent) which should be reflected in the balance sheets or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein are properly reported and present fairly the value of the assets of Sunnyside, in accordance with generally accepted accounting principles. The statements of operations, stockholders’ equity and cash flows reflect fairly the information required to be set forth therein by generally accepted accounting principles;

(c)   Sunnyside has no liabilities with respect to the payment of any federal, state, county, local or other taxes (including any deficiencies, interest or penalties), except for taxes accrued but not yet due and payable;

(d)   Sunnyside has timely filed all state, federal or local income and/or franchise tax returns required to be filed by it from inception to the date hereof.  Each of such income tax returns reflects the taxes due for the period covered thereby, except for amounts which, in the aggregate, are immaterial;

(e)   The books and records, financial and otherwise, of Sunnyside are in all material aspects complete and correct and have been maintained in accordance with generally accepted accounting principles consistently applied throughout the periods involved; and

(f)   All of Sunnyside’s assets are reflected on its financial statements, and, except as set forth in the Sunnyside Schedules or the financial statements of Sunnyside or the notes thereto, Sunnyside has no material liabilities, direct or indirect, matured or unmatured, contingent or otherwise.

Section 2.05   Information   The information concerning Sunnyside set forth in this Agreement and the Sunnyside Schedules is complete and accurate in all material respects and does not contain any untrue statements of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  In addition, Sunnyside has fully disclosed in writing to Sino-Bon (through this Agreement or the Sunnyside Schedules) all information relating to matters involving Sunnyside or its assets or its present or past operations or activities which (i) indicated or may indicate, in the aggregate, the existence of a greater than $1,000 liability , (ii) have led or may lead to a competitive disadvantage on the part of Sunnyside or (iii) either alone or in aggregation with other information covered by this Section, otherwise have led or may lead to a material adverse effect on Sunnyside, its assets, or its operations or activities as presently conducted or as contemplated to be conducted after the Closing Date, including, but not limited to, information relating to governmental, employee, environmental, litigation and securities matters and transactions with affiliates.

Section 2.06   Options or Warrants.   There are no existing options, warrants, calls, or commitments of any character relating to the authorized and unissued stock of Sunnyside.

Section 2.07   Absence of Certain Changes or Events.  Since December 31, 2009:

(a)   there has not been (i) any material adverse change in the business, operations, properties, assets or condition of Sunnyside or (ii) any damage, destruction or loss to Sunnyside (whether or not covered by insurance) materially and adversely affecting the business, operations, properties, assets or condition of Sunnyside;

(b)   Sunnyside has not (i) amended its Articles except as required by this Agreement; (ii) declared or made, or agreed to declare or make any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are outside of the ordinary course of business or material considering the business of Sunnyside; (iv) made any material change in its method of management, operation, or accounting; (v) entered into any transactions or agreements other than in the ordinary course of business; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or  termination pay to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its salaried employees whose monthly compensation exceed $1,000; or  (viii) made any increase in any profit sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement, made to, for or with its officers, directors, or employees;

(c)   Sunnyside has not (i) granted or agreed to grant any options, warrants, or other rights for its stock, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid or agreed to pay any material obligations or liabilities (absolute or contingent) other than current liabilities reflected in or shown on the most recent Sunnyside balance sheet and current liabilities incurred since that date in the ordinary course of business and professional and other fees and expenses in connection with the preparation of this Agreement and the consummation of the transaction contemplated hereby; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights (except assets, properties, or rights not used or useful in its business which, in the aggregate have a value of less than $1,000), or canceled, or agreed to cancel, any debts or claims (except debts or claims which in the aggregate are of a value less than $1,000); (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Sunnyside; or (vi) issued, delivered or agreed to issue or deliver, any stock, bonds or other corporate securities including debentures (whether authorized and unissued or held as treasury stock), except in connection with this Agreement; and

(d)   To Max Time’s knowledge, Sunnyside has not become subject to any law or regulation which materially and adversely affects, or in the future, may adversely affect, the business, operations, properties, assets or condition of Sunnyside.

Section 2.08   Litigation and Proceedings.  There are no actions, suits, proceedings or investigations pending or, to the knowledge of Max Time after reasonable investigation, threatened by or against Sunnyside or affecting Sunnyside or its properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind except as disclosed in the Sunnyside Schedule 2.08.  Max Time has no knowledge of any default on its part with respect to any judgment, order, writ, injunction, decree, award, rule or regulation of any court, arbitrator, or governmental agency or instrumentality or any circumstance which after reasonable investigation would result in the discovery of such default.

Section 2.09   Contracts.

(a)   Sunnyside is not a party to, and its assets, products, technology and properties are not bound by, any contract, franchise, license agreement, agreement, debt instrument or other commitments whether such agreement is in writing or oral;

(b)   Sunnyside is not a party to or bound by, and the properties of Sunnyside are not subject to any contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award; and

(c)   Sunnyside is not a party to any oral or written (i) contract for the employment of any officer or employee; (ii) profit sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, (iii) agreement, contract, or indenture relating to the borrowing of money, (iv) guaranty of any obligation, (vi) collective bargaining agreement; or (vii) agreement with any present or former officer or director of Sunnyside.

Section 2.10   No Conflict With Other Instruments.   The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, constitute a default under, or terminate, accelerate or modify the terms of, any indenture, mortgage, deed of trust, or other material agreement or instrument to which Sunnyside is a party or to which any of its assets, properties or operations are subject.

Section 2.11   Compliance With Laws and Regulations.  To the best of its knowledge, Sunnyside has complied with all applicable statutes and regulations of any federal, state, or other applicable governmental entity or agency thereof.  This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

Section 2.12   Approval of Agreement.  The Board of Directors of Sunnyside has authorized the execution and delivery of this Agreement by Sunnyside and has approved this Agreement and the transactions contemplated hereby.

Section 2.13   Material Transactions or Affiliations.  Except as disclosed herein and in the Sunnyside Schedules, there exists no contract, agreement or arrangement between Sunnyside and any predecessor and any person who was at the time of such contract, agreement or arrangement an officer, director, or person owning of record or known by Sunnyside to own beneficially, 5% or more of the issued and outstanding common shares of Sunnyside and which is to be performed in whole or in part after the date hereof or was entered into not more than three years prior to the date hereof.  Neither any officer, director, nor 5% Shareholders of Sunnyside has, or has had since inception of Sunnyside, any known interest, direct or indirect, in any such transaction with Sunnyside which was material to the business of Sunnyside.  Sunnyside has no commitment, whether written or oral, to lend any funds to, borrow any money from, or enter into any other transaction with, any such affiliated person.

Section 2.14   Sunnyside Schedules.  Sunnyside has delivered to Sino-Bon the following schedules, which are collectively referred to as the “Sunnyside Schedules” and which consist of separate schedules, which are dated the date of this Agreement, all certified by the chief executive officer of Sunnyside to be complete, true, and accurate in all material respects as of the date of this Agreement.

(a)   a schedule containing complete and accurate copies of the articles of incorporation and bylaws of Sunnyside as in effect as of the date of this Agreement;

(b)   a schedule containing the financial statements of Sunnyside identified in paragraph 2.04(a) and (b);

(c)   a schedule setting forth a description of any material adverse change in the business, operations, property, inventory, assets, or condition of Sunnyside since December 31, 2009, required to be provided pursuant to section 2.07 hereof; and

(d)   a schedule of any exceptions to the representations made herein; and

(e)   a schedule containing the other information requested herein.

Sunnyside shall cause the Sunnyside Schedules and the instruments and data delivered to Sino-Bon hereunder to be promptly updated after the date hereof up to and including the Closing Date.

Section 2.15   Bank Accounts; Power of Attorney.  Set forth in the Sunnyside Schedules is a true and complete list of (a) all accounts with banks, money market mutual funds or securities or other financial institutions maintained by Sunnyside within the past twelve (12) months, the account numbers thereof, and all persons authorized to sign or act on behalf of Sunnyside, (b) all safe deposit boxes and other similar custodial arrangements maintained by Sunnyside within the past twelve (12) months, (c) the check ledger for the last 12 months, and (d) the names of all persons holding powers of attorney from Sunnyside or who are otherwise authorized to act on behalf of Sunnyside with respect to any matter, other than its officers and directors, and a summary of the terms of such powers or authorizations.

Section 2.16   Valid Obligation.  This Agreement and all agreements and other documents executed by Sunnyside in connection herewith constitute the valid and binding obligation of Sunnyside, enforceable in accordance with its or their terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefore may be brought.

Section 2.17   SEC Filings; Financial Statements.

(a)     Sunnyside has made available to Sino-Bon a correct and complete copy, or there has been available on EDGAR, copies of each report, registration statement and definitive proxy statement filed by Sunnyside with the SEC for the 36 months prior to the date of this Agreement (the “Sunnyside SEC Reports”), which, to Sunnyside’s knowledge, are all the forms, reports and documents filed by Sunnyside with the SEC for the 36 months or applicable period prior to the date of this Agreement. As of their respective dates, to Max Time’s knowledge, the Sunnyside SEC Reports: (i) were prepared in accordance and complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Sunnyside SEC Reports, and (ii) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing and as so amended or superceded) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(b)    Each set of financial statements (including, in each case, any related notes thereto) contained in the Sunnyside SEC Reports comply as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with U.S. GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents in all material respects the financial position of Sunnyside at the respective dates thereof and the results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to have a  material adverse effect upon the business, prospects, management, properties, operations, condition (financial or otherwise) or results of operations of Sunnyside, taken as a whole (“Material Adverse Effect”).

Section 2.18   Exchange Act Compliance.

Sunnyside is in compliance with, and current in, all of the reporting, filing and other requirements under the Exchange Act, the common shares have been registered under Section 12(g) of the Exchange Act, and Sunnyside is in compliance with all of the requirements under, and imposed by, Section 12(g) of the Exchange Act, except where a failure to so comply is not reasonably likely to have a Material Adverse Effect on Sunnyside.

Section 2.19   Title to Property.  Sunnyside does not own or lease any real property or personal property.  There are no options or other contracts under which Sunnyside has a right or obligation to acquire or lease any interest in real property or personal property.

Section 2.20   Intellectual Property.  Sunnyside does not own, license or otherwise have any right, title or interest in any intellectual property.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF
THE SINO-BON SHAREHOLDERS

The Sino-Bon Shareholders hereby represents and warrants, severally and solely, to Sunnyside as follows.

Section 3.01   Good Title.  Each of the Sino-Bon Shareholders is the record and beneficial owner, and has good title to his Sino-Bon common shares, with the right and authority to sell and deliver such Sino-Bon common shares, free and clear of all liens, claims, charges, encumbrances, pledges, mortgages, security interests, options, rights to acquire, proxies, voting trusts or similar agreements, restrictions on transfer or adverse claims of any nature whatsoever.  Upon delivery of any certificate or certificates duly assigned, representing the same as herein contemplated and/or upon registering of Sunnyside as the new owner of such Sino-Bon common shares in the share register of Sino-Bon, Sunnyside will receive good title to such Sino-Bon common shares, free and clear of all liens.

Section 3.02   Power and Authority. Each of the Sino-Bon Shareholders has the legal power, capacity and authority to execute and deliver this Agreement to consummate the transactions contemplated by this Agreement, and to perform his obligations under this Agreement.  This Agreement constitutes a legal, valid and binding obligation of the Sino-Bon Shareholders, enforceable against the Sino-Bon Shareholders in accordance with the terms hereof.

Section 3.03   No Conflicts.  The execution and delivery of this Agreement by the Sino-Bon Shareholders and the performance by the Sino-Bon Shareholders of their obligations hereunder in accordance with the terms hereof: (a) will not require the consent of any third party or governmental entity under any laws; (b) will not violate any laws applicable to the Sino-Bon Shareholders and (c) will not violate or breach any contractual obligation to which the Sino-Bon Shareholders are a party.

Section 3.04   Finder’s Fee.  Each of the Sino-Bon Shareholders represents and warrants that it has not created any obligation for any finder’s, investment banker’s or broker’s fee in connection with the Exchange.

Section 3.05   Purchase Entirely for Own Account. The Exchange Shares (as defined in Section 4.01 herein) proposed to be acquired by each of the Sino-Bon Shareholders hereunder will be acquired for investment for its own account, and not with a view to the resale or distribution of any part thereof, and each of the Sino-Bon Shareholders has no present intention of selling or otherwise distributing the Exchange Shares, except in compliance with applicable securities laws.

Section 3.06   Acquisition of Exchange Shares for Investment.

(a)   Each Sino-Bon Shareholder is acquiring the Exchange Shares for investment for Sino-Bon Shareholder’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and each Sino-Bon Shareholder has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Sino-Bon Shareholder further represents that he or she does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Exchange Shares.

(b)   Each Sino-Bon Shareholder represents and warrants that he or she: (i) can bear the economic risk of his respective investments, and (ii) possesses such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in Sunnyside and its securities.

(c)   Each Sino-Bon Shareholder who is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Sino-Bon Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S.  Each Non-U.S. Shareholder has no intention of becoming a U.S. Person.  At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States.  Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION.  HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d)   Each Sino-Bon Shareholder who is a “U.S. Person” as defined in Rule 902(k) of Regulation S (each a “U.S. Shareholder”) understands that the Exchange Shares are not registered under the Securities Act and that the issuance thereof to such Sino-Bon Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”).  Each U.S. Shareholder represents and warrants that he is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, that such Sino-Bon Shareholder otherwise meets the suitability requirements of Regulation D and Section 4(2) of the Securities Act (“Section 4(2)”). Each U.S. Shareholder agrees to provide documentation to Sunnyside prior to Closing as may be requested by Sunnyside to confirm compliance with Regulation D and/or Section 4(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Exchange Shares issued to such Sino-Bon Shareholder shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(e)   Each Sino-Bon Shareholder acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(f)   Each Sino-Bon Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Sunnyside and its securities, and with respect to each U.S. Shareholder, that all information required to be disclosed to such Sino-Bon Shareholder under Regulation D has been furnished to such Sino-Bon Shareholder by Sunnyside.  To the full satisfaction of each Sino-Bon Shareholder, he has been furnished all materials that he has requested relating to Sunnyside and the issuance of the Exchange Shares hereunder, and each Sino-Bon Shareholder has been afforded the opportunity to ask questions of Sunnyside’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Sino-Bon Shareholders.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Sunnyside set forth in this Agreement, on which each of the Sino-Bon Shareholders have relied in making an exchange of his shares Sino-Bon for the Exchange Shares.

(g)   Each Sino-Bon Shareholder understands that the Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Exchange Shares or any available exemption from registration under the Securities Act, the Exchange Shares may have to be held indefinitely.  Each Sino-Bon Shareholder further acknowledges that the Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, Sunnyside’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

(h)    The Sino-Bon Shareholder agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Sino-Bon Shareholder under this Section 3.06 shall survive the Closing.

Section 3.07   Additional Legend; Consent. Additionally, the Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended. Each of the Sino-Bon Shareholders consents to Sunnyside making a notation on its records or giving instructions to any transfer agent of Exchange Shares in order to implement the restrictions on transfer of the Exchange Shares.

ARTICLE IV
PLAN OF EXCHANGE

Section 4.01   The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each of the Sino-Bon Shareholders who has elected to accept the exchange offer described herein by executing this Agreement, shall assign, transfer and deliver, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, the number of shares of Sino-Bon set forth on the Sino-Bon Schedules attached hereto, constituting all of the shares of Sino-Bon held by such shareholder; the objective of such Exchange being the acquisition by Sunnyside of not less than 100% of the issued and outstanding shares of Sino-Bon.  In exchange for the transfer of such securities by the Sino-Bon Shareholders, Sunnyside shall issue to the Sino-Bon Shareholders, their affiliates or assigns, a total of 17,000,000 shares of Sunnyside common stock, par value $0.001, pursuant to Table 1 attached hereto, representing 68.0% of the total common shares of Sunnyside, for all of the outstanding shares of Sino-Bon held by the Sino-Bon Shareholders (the “Exchange Shares”). At the Closing Date, each of the Sino-Bon Shareholders shall, on surrender of their certificate or certificates representing his Sino-Bon shares to Sunnyside or its registrar or transfer agent, be entitled to receive a certificate or certificates evidencing his proportionate interest in the Exchange Shares.

Upon consummation of the transaction contemplated herein, all of the issued and outstanding shares of Sino-Bon shall be held by Sunnyside. Upon consummation of the transaction contemplated herein there shall be 25,000,000 Sunnyside common shares issued and outstanding.

Section 4.02   Satisfaction of Present Liabilities of Sunnyside.  At or prior to the Closing Date, the liabilities and obligations of Sunnyside as set forth on Schedule 4.04 shall be satisfied by Sunnyside.

Section 4.03   Closing.  The closing (the “Closing” or the “Closing Date”) of the transactions contemplated by this Agreement shall occur on May  7, 2010 upon the exchange of the shares of Sunnyside and Sino-Bon as described in Section 4.01 herein. Such Closing shall take place at a mutually agreeable time and place, and be conditioned upon all of the conditions of the Offering being met.

Section 4.04   Closing Events.  At the Closing, Sunnyside, Sino-Bon and the Sino-Bon Shareholders shall execute, acknowledge, and deliver (or shall ensure to be executed, acknowledged, and delivered), any and all certificates, opinions, financial statements, schedules, agreements, resolutions, rulings or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

Section 4.05   Termination.  This Agreement may be terminated by the Board of Directors of Sino-Bon or Sunnyside only in the event that Sunnyside or Sino-Bon does not meet the conditions precedent set forth in Articles VI and VII.  If this Agreement is terminated pursuant to this section, this Agreement shall be of no further force or effect, and no obligation, right or liability shall arise hereunder.

ARTICLE V
SPECIAL COVENANTS

Section 5.01   Delivery of Books and Records.   At the Closing, Sunnyside shall deliver to Sino-Bon, the originals of the corporate minute books, books of account, contracts, records, and all other books or documents of Sunnyside which is now in the possession of Sunnyside or its representatives.

Section 5.02   Third Party Consents and Certificates.  Sunnyside and Sino-Bon agree to cooperate with each other in order to obtain any required third party consents to this Agreement and the transactions herein contemplated.

Section 5.03   Designation of Directors.  At the Closing, Hui Ping Cheng shall resign as a director of Sunnyside and Qinhong Yuan (Chairman), Xiaowei (Simon) Song, and Liang (Jacky) Yan shall be appointed to the Board of Directors of Sunnyside.  Such resignation and appointment will become effective on the tenth day following the mailing by Sunnyside of an information statement, or the Information Statement, to our stockholders that complies with the requirements of Section 14f-1 of the Exchange Act.  Each director shall hold office until his successor has been duly elected and has qualified or until his death, resignation or removal.

 Section 5.04   Designation of Officers.  After the Closing Date, all present officers of Sunnyside shall resign from all their officer positions of Sunnyside and the persons as set forth below shall be appointed as Officers of Sunnyside:

Name	Position
Xiaowei (Simon) Song	Chief Executive Officer

Liang (Jacky) Yan	Chief Financial Officer

Section 5.05   Indemnification.

(a)   Sino-Bon hereby agrees to indemnify Sunnyside and each of the officers, agents and directors of Sunnyside as of the date of execution of this Agreement against any loss, liability, claim, damage, or expense (including, but not limited to, any and all expense whatsoever reasonably incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever) (the “Loss”), to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article I of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(b)   Yuan Qihong, the majority shareholder of Sino-Bon agrees to indemnify Sunnyside and each of the officers, agents and directors of Sunnyside as of the date of execution of this Agreement against any Loss, to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentations made under Article III of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

(c)   Max Time hereby agrees to indemnify Sino-Bon and each of the officers, agents, and directors of Sino-Bon and the Sino-Bon Shareholders as of the date of execution of this Agreement against any Loss to which it or they may become subject arising out of or based on any inaccuracy appearing in or misrepresentation made under Article II of this Agreement.  The indemnification provided for in this paragraph shall survive the Closing and consummation of the transactions contemplated hereby and termination of this Agreement for one year following the Closing.

Section 5.06   The Acquisition of Sunnyside Common Shares.  Sunnyside and Sino-Bon understand and agree that the consummation of this Agreement including the issuance of the Sunnyside common shares to the Sino-Bon Shareholders in exchange for the Sino-Bon Shares as contemplated hereby constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Sunnyside and Sino-Bon agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired.

(a)   In connection with the transaction contemplated by this Agreement, Sunnyside and Sino-Bon shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the shareholders of Sino-Bon reside unless an exemption requiring no filing is available in such jurisdictions, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(b)   In order to more fully document reliance on the exemptions as provided herein, Sino-Bon, the Sino-Bon Shareholders, and Sunnyside shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Sino-Bon or Sunnyside and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

(c)   The Sino-Bon Shareholders acknowledge that the basis for relying on exemptions from registration or qualifications are factual, depending on the conduct of the various parties, and that no legal opinion or other assurance will be required or given to the effect that the transactions contemplated hereby are in fact exempt from registration or qualification.

Section 5.07   Sales of Securities Under Rule 144, If Applicable.

(a)   Sunnyside will use its best efforts to at all times satisfy the current public information requirements of Rule 144 promulgated under the Securities Act so that its shareholders can sell restricted securities that have been held for one year or more or such other restricted period as required by Rule 144 as it is from time to time amended.

(b)   Upon being informed in writing by any person holding restricted stock of Sunnyside that such person intends to sell any shares under rule 144 promulgated under the Securities Act (including any rule adopted in substitution or replacement thereof), Sunnyside will certify in writing to such person that it is compliance with Rule 144 current public information requirement to enable such person to sell such person’s restricted stock under Rule 144, as may be applicable under the circumstances.

(c)   If any certificate representing any such restricted stock is presented to Sunnyside’s transfer agent for registration or transfer in connection with any sales theretofore made under Rule 144, provided such certificate is duly endorsed for transfer by the appropriate person(s) or accompanied by a separate stock power duly executed by the appropriate person(s) in each case with reasonable assurances that such endorsements are genuine and effective, and is accompanied by a legal opinion that such transfer has complied with the requirements of Rule 144, as the case may be, Sunnyside will promptly instruct its transfer agent to register such transfer and to issue one or more new certificates representing such shares to the transferee and, if appropriate under the provisions of Rule 144, as the case may be, free of any stop transfer order or restrictive legend.

Section 5.10   Payment of Liabilities.Recognizing the need to extinguish all existing liabilities of Sunnyside prior to the Exchange, Sino-Bon has indicated it will not enter into this Agreement unless Sunnyside has arranged for the payment and discharge of all of Sunnyside’s liabilities, including all of Sunnyside’s accounts payable and any outstanding legal fees incurred prior to the Closing Date.  Accordingly, Sunnyside has agreed to arrange for the payment and discharge of all such liabilities.

Section 5.11   Assistance with Post-Closing SEC Reports and Inquiries.  Upon the reasonable request of Sunnyside, after the Closing Date, Max Time shall use his reasonable best efforts to provide such information available to it, including information, filings, reports, financial statements or other circumstances of Sunnyside occurring, reported or filed prior to the Closing, as may be necessary or required by Sunnyside for the preparation of the reports that Sunnyside is required to file after Closing with the SEC to remain in compliance and current with its reporting requirements under the Exchange Act, or filings required to address and resolve matters as may relate to the period prior to Closing and any SEC comments relating thereto or any SEC inquiry thereof.

ARTICLE VI
CONDITIONS PRECEDENT TO OBLIGATIONS OF SUNNYSIDE

The obligations of Sunnyside under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 6.01   Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Sino-Bon in this Agreement were true when made and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement).  Sino-Bon shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Sino-Bon prior to or at the Closing.  Sunnyside shall be furnished with a certificate, signed by a duly authorized executive officer of Sino-Bon and dated the Closing Date, to the foregoing effect.

Section 6.02   Approval by Sino-Bon Shareholders.  The Exchange shall have been approved by the holders of not less than fifty and one tenths percent (50.01%) of the shares, including voting power, of Sino-Bon, unless a lesser number is agreed to by Sunnyside.

Section 6.03   No Governmental Prohibition.   No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 6.04    Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Sino-Bon after the Closing Date on the basis as presently operated shall have been obtained.

Section 6.05   Other Items. Sunnyside shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Sunnyside may reasonably request.

Section 6.06   PRC Legal Opinion. Sunnyside and Max Time shall have received a satisfactory PRC legal opinion from PRC counsel, Shanghai Comon Law Firm.

ARTICLE VII
CONDITIONS PRECEDENT TO OBLIGATIONS OF SINO-BON
AND THE SINO-BON SHAREHOLDERS

The obligations of Sino-Bon and the Sino-Bon Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

Section 7.01   Accuracy of Representations and Performance of Covenants.  The representations and warranties made by Sunnyside in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date.  Additionally, Sunnyside shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Sunnyside. Sino-Bon shall be furnished with a certificate, signed by a duly authorized executive officer of Sunnyside and dated the Closing Date, to the foregoing effect.

Section 7.02   Legal Opinion. Sino-Bon shall have been furnished with an opinion dated the Closing Date, from the legal counsel of Sunnyside, covering such matters as it relates to this Agreement and the issuance of the Sunnyside common shares and other matters reasonably requested by Sino-Bon.

Section 7.03   Good Standing.  Sunnyside shall have received a certificate of good standing from the Nevada Secretary of State or other appropriate office, dated as of a date within ten days prior to the Closing Date certifying that Sunnyside is in good standing as a company in the State of Nevada and has filed all tax returns required to have been filed by it to date and has paid all taxes reported as due thereon.

Section 7.04   No Governmental Prohibition.  No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

Section 7.05   Consents.  All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Sunnyside after the Closing Date on the basis as presently operated shall have been obtained.

Section 7.06   Other Items.   Sino-Bon shall have received further opinions, documents, certificates, or instruments relating to the transactions contemplated hereby as Sino-Bon may reasonably request.

ARTICLE VIII
MISCELLANEOUS

Section 8.01   Brokers.   Sunnyside and Sino-Bon agree that, except as set out on Schedule 8.01 attached hereto, there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution or consummation of this Agreement.  Sunnyside and Sino-Bon agree to indemnify the other against any claim by any third person other than those described above for any commission, brokerage, or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third person, whether express or implied from the actions of the indemnifying party.

Section 8.02   Governing Law.  This Agreement shall be governed by, enforced, and construed under and in accordance with the laws of the United States of America and, with respect to the matters of state law, with the laws of the State of Nevada.  Venue for all matters shall be in New York, New York, without giving effect to principles of conflicts of law thereunder.  Each of the parties (a) irrevocably consents and agrees that any legal or equitable action or proceedings arising under or in connection with this Agreement shall be brought exclusively in the federal courts of the United States. By execution and delivery of this Agreement, each party hereto irrevocably submits to and accepts, with respect to any such action or proceeding, generally and unconditionally, the jurisdiction of the aforesaid court, and irrevocably waives any and all rights such party may now or hereafter have to object to such jurisdiction.

Section 8.03   Notices.   Any notice or other communications required or permitted hereunder shall  be in writing and shall be sufficiently given if personally delivered to it or sent by telecopy, overnight courier or registered mail or certified mail, postage prepaid, addressed as follows:

If to Sino-Bon, to:
P.O. Box 957, _Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands

With copies to (which shall not constitute notice):

Ryan Nail, Esq.
The Crone Law Group
101 Montgomery, Suite 1950
San Francisco, CA 94104

If to Sunnyside, to:

6767 W TROPICANA AVE STE 207
LAS VEGAS, NAVADA 89103-4754

With copies to (which shall not constitute notice):

Cheng Hui Ping

If to Max Time, to:
P.O.Box 957,Offshore Incorporations Centre, Roda
Town,Tortola, British Virgin Islands

 With copies to (which shall not constitute notice):

Fang Dan

or such other addresses as shall be furnished in writing by any party in the manner for giving notices hereunder, and any such notice or communication shall be deemed to have been given (i) upon receipt, if personally delivered, (ii) on the day after dispatch, if sent by overnight courier, (iii) upon dispatch, if transmitted by telecopy and receipt is confirmed by telephone and (iv) three (3) days after mailing, if sent by registered or certified mail.

Section 8.04   Attorney’s Fees.  In the event that either party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing party shall be reimbursed by the losing party for all costs, including reasonable attorney’s fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 8.05   Confidentiality.  Each party hereto agrees with the other that, unless and until the transactions contemplated by this Agreement have been consummated, it and its representatives will hold in strict confidence all data and information obtained with respect to another party or any subsidiary thereof from any representative, officer, director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except (i) to the extent such data or information is published, is a matter of public knowledge, or is required by law to be published; or (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.  In the event of the termination of this Agreement, each party shall return to the other party all documents and other materials obtained by it or on its behalf and shall destroy all copies, digests, work papers, abstracts or other materials relating thereto, and each party will continue to comply with the confidentiality provisions set forth herein.

Section 8.06   Public Announcements and Filings.  Unless required by applicable law or regulatory authority, none of the parties will issue any report, statement or press release to the general public, to the trade, to the general trade or trade press, or to any third party (other than its advisors and representatives in connection with the transactions contemplated hereby) or file any document, relating to this Agreement and the transactions contemplated hereby, except as may be mutually agreed by the parties.  Copies of any such filings, public announcements or disclosures, including any announcements or disclosures mandated by law or regulatory authorities, shall be delivered to each party at least one (1) business day prior to the release thereof.

Section 8.07   Schedules; Knowledge.  Each party is presumed to have full knowledge of all information set forth in the other party’s schedules delivered pursuant to this Agreement.

Section 8.08   Third Party Beneficiaries.  This contract is strictly between Sunnyside and Sino-Bon, and, except as specifically provided, no director, officer, stockholder (other than the Sino-Bon Shareholders), employee, agent, independent contractor or any other person or entity shall be deemed to be a third party beneficiary of this Agreement.

Section 8.09   Expenses.  Subject to Article VI and VII above, whether or not the Exchange is consummated, each of Sunnyside and Sino-Bon will bear their own respective expenses, including legal, accounting and professional fees, incurred in connection with the Exchange or any of the other transactions contemplated hereby.

Section 8.10   Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter thereof and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 8.11   Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year.

Section 8.12   Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

Section 8.13   Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may by amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

Section 8.14   Best Efforts.   Subject to the terms and conditions herein provided, each party shall use its best efforts to perform or fulfill all conditions and obligations to be performed or fulfilled by it under this Agreement so that the transactions contemplated hereby shall be consummated as soon as practicable.  Each party also agrees that it shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

[Signature Pages Follow]

IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

Sunnyside Acres Mobile Estates

By:
Name: Cheng Hui Ping
Title: Chief Executive Officer, Director

Sino-Bon Entertainment Inc:

By:
Name: Xiong Lianli
Title: Director

Max Time Enterprises Limitied:

By:
Name: Fang Dan
Title: Director

Approved and Accepted by the SINO-BON Shareholders:

CHINA US VENTURE CAPITAL GROUP LIMITED

By:
Name: Fang Zao Zhen
Title: Director

EASY DEVELOP INVESTMENT LIMITED

By:
Name: Xu Xi Qiu
Title: Director

JET WEALTH LIMITED

By:
Name: Xu Xi Qiu
Title: Director

RONGFA LIMITED

By:
Name: Hu Qiu
Title: Director

EXCEL BRIGHT GROUP LIMITED

By:
Name: Yi Dan
Title: Director

SUPER LEAD INVESTMENT LIMITED

By:
Name: Wu Ming Kai
Title: Director

Name: Liu Tao

Name: Liu Miao

Name: Fang Zao Jie

Name: Xiong Yu Jiao

Name: Fang Zaorong

Name: Yang Aibao

VENTO INTERNATIONAL LIMITED

By:
Name: Wu Jiu Qing
Title: Board of Director

SINO EXPO INVESTMENTS LIMITED

By:
Name: Yuan Xiao Ning
Title: Board of Director

FIRST TRIUMPH HOLDINGS LIMITED

By:
Name: Hou Li Ping
Title: Board of Director

Name: Yuan Qihong

Table 1:                      Exchange Shares to be Issued

Name	Number of shares
China US Venture Capital Group Limited	1,961,800
Easy Develop Investment Limited	952,000
Jet Wealth Limited	952,000
Rongfa Limited	952,000
Excel Bright Group Limited	952,000
Super Lead Investment Limited	790,500
Liu Tao	214,200
Liu Miao	214,200
Fang Zao Jie	357,000
Xiong Yu Jiao	357,000
Fang Zaorong	537,200
Yang Aibao	430,100
Vento International Limited	875,500
Sino Expo Investments Limited	321,300
First Triumph Holdings Limited	333,200
Yuan Qihong	6,800,000
Total	17,000,000

SINO-BON ENTERTAINMENT INC. (“Sino-Bon”)
Share Exchange Agreement
Sino-Bon Schedules
May 7, 2010

Section 1.03 Subsidiaries
Atlantic Investment (Group) Limited [Hong Kong]
JiangSu Danborn Electronic Technology Co., Ltd. [China]
JiangSu Danborn Mechanical & Electrical Co., Ltd. [China]
Jiangsu Taicheng Plastic Products Co., Ltd. [China]

Section 1.04 Financial Statements
Audited financial statements for the years ending December 31, 2009 and December 31, 2008 are attached.
Section 1.06 Options and Warrants None.
Section 1.07 Absence of Certain Changes or Events
None.
Section 1.08 Litigation and Proceedings
None.
Section 1.09 Contracts
None.

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SUNNYSIDE ACRES MOBILE ESTATES (“Sunnyside”)
Share Exchange Agreement
Sunnyside Schedules
May 7, 2010

Section 2.04 Financial Statements
See SEC filings.
Section 2.07 Absence of Certain Changes or Events
None.
Section 2.08 Litigation and Proceedings
None.
Section 2.09 Contracts
None.

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